Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation in this Registration Statement on Form SB-2 of our report dated January 4, 2004, on our audit of the financial statements of Strong Technology Inc. as of June 30, 2003 and for the period February 4, 2003 (Inception) to June 30, 2003. We also consent to the reference to our firm under the caption "Experts".



/s/ Sherb & Co., LLP


New York, New York
January 22, 2004